Exhibit 10(j)
                         LUBY'S CAFETERIAS, INC.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                PREAMBLE

The principal objective of this supplemental Executive Retirement Plan (SERP) is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The plan is designed to provide benefits in excess of the limitations under Section 415 and certain other provisions of the Internal Revenue Code (the "Code"). The effective date of this plan is December 31, 1995.

                               SECTION I
                              DEFINITIONS

1.1 "Accrued Benefit" means a monthly benefit payable as a Life Annuity equal to 50% of Final Average Compensation offset by (1) Primary Social Security, (2) the Annuitized Value of the Profit Sharing Plan and (3) the Annuitized Value of any Deferred Compensation Agreement divided by twelve. The net benefit is prorated by Service less than 25 years.

1.2 "Actuarial Equivalent" means a benefit of equivalent value based on the 1983 Group Annuity Mortality Table (50% Male - 50% Female) and 8.5% annual rate of interest.

1.3 "Affiliate" means any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of a controlled group of corporations or a member of an affiliated service group (as defined in Section 414 of the Code) which includes the Employer.

1.4 "Annuitized Value of Deferred Compensation Agreement" means the Participant's deferred compensation value multiplied by a 10-year installment factor divided by an Actuarial Equivalent life annuity factor.

1.5 "Annuitized Value of Profit Sharing Plan" means the Participant's account balance in the Profit Sharing Plan including cash surrender value at date of termination or Retirement, increased at 8.5% interest to Retirement, divided by an Actuarial Equivalent life annuity factor.

1.6 "Beneficiary" means the person(s) designated by the Participant who is entitled to receive benefits upon the death of the Participant.

1.7 "Board of Directors" means the board of directors, the executive committee or other body given management responsibility for the Employer.

1.8 "Committee" means the Compensation Committee appointed by the Board of Directors of the Employer, which has been given authority by the Board of Directors to administer this Plan.

1.9 "Compensation" means compensation (whether or not payment is deferred) earned by a Participant and shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salespersons, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Compensation for this purpose does not include reimbursement for expenses.

1.10 "Contingent Annuitant" means the Participant's spouse designated to receive any payments due after the death of the Participant under the Joint and Survivor Annuity forms of payment.

1.11 "Effective Date" means the effective date of the Plan, December 31, 1995.

1.12    "Employer" means Luby's Cafeterias, Inc.

1.13 "Final Average Compensation" means the average of the last five calendar years of Compensation immediately prior to termination of employment.

1.14 "Joint and Survivor Annuity" means either the Joint and 50% Survivor Annuity or the Joint and 100% Survivor Annuity described in Section III of this Plan.

1.15 "Life Annuity" means an annuity payable for the life of the Participant, with no monthly payments made thereafter.

1.16 "Participant" means an employee of the Employer who is an Officer or Area Vice President who has been named by the Committee as eligible to participate in this Plan.

1.17    "Plan" means Luby's Cafeterias, Inc. Supplemental Executive Retirement
Plan.

1.18 "Plan Year" means any twelve month period beginning on September 1st and ending on the last day of August.

1.19 "Primary Social Security" means the actual Social Security Benefit paid to the Participant at initial retirement.

1.20 "Profit Sharing Plan" means the Luby's Cafeterias, Inc. Profit Sharing and Retirement Trust.

1.21 "Rabbi Trust" means the Trust under the Luby's Cafeterias, Inc. Supplemental Executive Retirement Plan which may be established by the Employer to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan.

1.22 "Retirement" means a Participant's actual retirement from the Employer following his or her Normal, Early or Delayed Retirement Date.

1.23 "Service" means a Participant's total completed years and months of employment whether or not continuous.

1.24 "Vesting" means ownership. A Participant's Accrued Benefit becomes 100% vested upon attainment of age 65. There is no vesting prior to age 65 unless approved by the Board of Directors.

                              SECTION II
                       ELIGIBILITY FOR BENEFITS

In accordance with the distribution provision contained in Section III of the Plan, each Participant is eligible to receive an Accrued Benefit under this Plan upon attainment of Normal Retirement Date, Delayed Retirement Date or Early Retirement Date (as each is defined in this Section II).

2.2 "Normal Retirement Date" means the December 31 following the date the Participant attains age 65 and completes five years of Service.

2.3 "Early Retirement Date" means, at the discretion of the Board, the first day of the month on or after the Participant attains age 55, or any subsequent month thereafter.

2.4 "Delayed Retirement Date" means the first day of the month on or after the Participant's Normal Retirement Date and retirement from the Employer.

                              SECTION III
                      FORM OF RETIREMENT BENEFIT

3.1 By a Participant's 64th birthday, a Participant shall elect to have his or her Accrued Benefit payable in the normal form of payment, a Life Annuity as defined in Section 1.15, or under one of the optional forms of payment as defined in Sections 3.6 or 3.7. The optional forms of payment defined in Sections 3.4 and 3.5 will not automatically be available to Participants but will be offered at the discretion of the Board of Directors. All optional forms of payment are the Actuarial Equivalent of the Accrued Benefit payable as a Life Annuity. All benefit payments will commence on the first day of the month on or after the date the Participant is eligible to receive payment. If an election is not made at least one year prior to commencement of benefit, a married Participant shall be deemed to have elected a Joint and 50% Survivor Annuity and a Participant who is not married shall be deemed to have elected a Life Annuity. However, Participants who are already at age 64 or older as of the effective date of the Plan will be allowed to make an election as soon as administratively feasible after Plan implementation, but no later than August 1, 1996.

3.2 The monthly benefit payable at an Early Retirement Date will equal the Actuarial Equivalent of the Accrued Benefit determined under Section 1.1 with the Primary Social Security offset delayed until age 62.

3.3 The monthly benefit payable at a Delayed Retirement Date will be equal to the Accrued Benefit determined under Section 1.1 based on the Participant's Delayed Retirement Date.

3.4 "Five Years Certain Annuity" means a modified monthly income payable for a five year period. In the event of the Participant's death within the five year period following the date payments start, the same income will be payable to the Participant's Beneficiary for the remainder of the five year period.

3.5 "Ten Years Certain Annuity" means a modified monthly income payable for a ten year period. In the event of the Participant's death within the ten year period following the date payments start, the same income will be payable to the Participant's Beneficiary for the remainder of the ten year period.

3.6 "Joint and 50% Survivor Annuity" means a modified monthly income payable for the Participant's lifetime. At the Participant's death, 50% of such amount is continue to the Participant's Contingent Annuitant for his or her lifetime.

3.7 "Joint and 100% Survivor Annuity" means a modified monthly income payable for the Participant's lifetime. At the Participant's death, 100% of such amount is continued to the Participant's Contingent Annuitant for his or her lifetime.

3.8 "Small Lump Sum Payment" means a single lump sum payment in lieu of annuity payments. This option will be payable at the discretion of the Board of Directors in cases where the amount of the monthly benefit otherwise payable is less than $100.
                              SECTION IV
                            DEATH BENEFITS

4.1 If a Participant dies before attaining age 55, no death benefit shall be payable under the Plan.

4.2 If a Participant dies after attaining age 55 but prior to his or her Normal Retirement Date, at the discretion of the Board, the Participant's surviving spouse may be paid the 50% survivor benefit that would have been payable if the Participant had retired, elected a Joint and 50% Survivor Annuity, and commenced payments on the first of the month immediately prior to the date of death. If the Participant dies after his or her Normal Retirement Date but before commencement of benefits, the Particpant's surviving spouse will be paid the 50% survivor benefit under the Joint and 50% Survivor
Annuity commencing on the first day of the month following the date of the Participant's death. There is no death benefit if the Participant is not married and had not commenced benefit payments at the time of death.

4.3 If a Participant dies after commencement of benefits, the death benefit, if any, is dependent on the form of payment elected.
                               SECTION V
                             ADMINISTRATION

5.1 The Committee will be appointed by the Board of Directors of the Employer. Each Committee member will serve until his or her resignation or removal. The Board of Directors of the Employer will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

5.2 The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any questions brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

5.3 The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all poers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

     A. to make rules and regulations for the administration of the Plan which are not inconsistent with its terms and provisions;

     B. to construe all terms, provisions, conditions and limitations of the Plan and its construction of the Plan made in good faith and without discrimination in favor of or against any Participant will be final as to all parties;

     C.  to determine whether a Change In Control has occurred;

     D. to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest and its judgment in those matters will be final as to all parties;

     E. to determine all controversies relating to the administration of the Plan, including but limited to:

         (1) differences of opinion arising between the Employer and a Participant except when the difference of opinion relates to the entitlement to, the amount of, or the method or timing of a benefit affected by a Change in Control, in which event, it shall be decided by judicial action; and

         (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefits of all parties at interest; and

     F. to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

5.4 The Committee will be reimbursed by the Employer for all expenses properly and actually incurred in the performance of their duties under the Plan.

5.5 The Committee, in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those actions using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties.
The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions, refraining to act, or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change In Control occurs and during the Plan Year following a Change in Control.

                               SECTION VI
                              MISCELLANEOUS

6.1 The Board of Directors may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Participant's right or the right of a Beneficiary to the Accrued Benefit calculated as of the date of termination or amendment unless with the written consent of the Participant or the Beneficiary. Further, no amendment will affect a Participant's rights under any provision relating to a Change In Control after a Change In Control has previously occurred without his or her consent.

6.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Employer, nor will it interfere with the right of the Employer to discharge or otherwise deal with Participants without regard to the existence of this Plan, nor shall it give a Participant or any person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Employer.

6.3 This Plan is unfunded, and the Employer will make Plan benefit payments solely on a current disbursement basis. However, the Employer may establish a Rabbi Trust to invest assets to be held by an independent trustee. It is also specifically recognized by both the Employer and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Employer for the fulfillment of its obligations hereunder.

6.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject to any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind. If any Participant, spouse, or Beneficiary becomes bankrupt or attempts to alienate, anticipate, sell, assign, pledge, or encumber any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease.

6.5 The Committee may adopt rules and regulations to assist in the administration of the Plan.

6.6 The Committee will furnish information to the Employer concerning the amount and form of distribution to any Participant entitled to a distribution so that the Employer may make or cause the Rabbi Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state, or local government and will cause them to be withheld.

6.7 Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

6.8 The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Employer, the Employer's legal counsel, the Employer's actuary, the Employer's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

6.9 If any term, provision, covenant, or condition of the Plan is held to be invalid, void, or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated.

6.10 Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Employer or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

6.11 This Plan is established under and will be construed according to the laws of the State of Texas.

6.12 Vesting in Accrued Benefits In Event of Change In Control or Termination of the Plan.

     A. Notwithstanding any other provisions of the Plan, in the event of Change in Control (as hereinafter defined) or termination of the Plan, the Accrued Benefit of all actively employed Participants shall become fully vested.

     B. For purposes of this Section 6.12, a Change In Control shall occur if any one of the four following events occur:

            (1) any "person," including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, or securities of the Employer representing 40% or more of the combined voting power of the Employer's then outstanding voting securities;

            (2) the Employer is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (i) the stockholders of the Employer immediately prior to such merger or consolidation, or (ii) if a record date has been set to determine the stockholders of the Employer entitled to vote on such merger or consolidation, the stockholders of the Employer as of such record date;

            (3) if at any time during a calendar year a majority of the directors of the Employer are not persons who were directors at the beginning of the calendar year (unless the lack of majority is the result of the death of one or more directors);

            (4) the Employer transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Employer.

     C. The provisions of this Section 6.12 may not be amended after the date a Change In Control occurs without the written consent of a majority in number of Participants and Beneficiaries. The Board of Directors reserves the right to amend or eliminate this Section 6.12 prior to the date a Change In Control occurs.

     D. In the event of a Change In Control, a contribution shall be made to the Rabbi Trust to fully fund the Actuarial Equivalent value of all Accrued Benefits.


EXECUTED this 30th day of May, 1996.


ATTEST:                                     LUBY'S CAFETERIAS, INC.

DEBRA L. WAINSCOTT                          By:  JOHN E. CURTIS, JR.
________________________________                 _____________________________
                                                 Title:  President

                                                                Exhibit 10(k)
                          LUBY'S CAFETERIAS, INC.
                        WELFARE BENEFIT PLAN TRUST

     This Agreement made and entered into by and between Luby's Cafeterias, Inc., a corporation, and John E. Curtis, Jr., an individual, as trustee.

                           W I T N E S S E T H:

     WHEREAS, Luby's Cafeterias, Inc. (hereinafter sometimes referred to as the "Company") has previously adopted an employee welfare benefit plan known as the Luby's Cafeterias, Inc. Welfare Benefit Plan which provides group medical benefits for the exclusive benefit of its eligible employees and the eligible dependents thereof (hereinafter referred to as the "Plan"); and

     WHEREAS, the Company desires to establish the trust embodied herein and to designate it as a part of the Luby's Cafeterias, Inc. Welfare Benefit Plan, so as to comply with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA");

     NOW, THEREFORE, in consideration of the mutual undertakings of each of the parties hereto, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     As used herein the words and phrases next below set out shall have the meaning next below attributed to them unless the context in which such word or phrase appears reasonably requires a broader, narrower or different meaning.

     1.1. "Company" shall mean Luby's Cafeterias, Inc. Welfare Benefit Plan or any successor thereof which shall adopt and continue the Plan and Trust.

     1.2. "Contract" or "Contracts" shall mean all insurance contracts in place under the Plan from time to time.

     1.3. "Effective Date" shall mean the effective date of this Trust, which date shall be July 18, 1996.

     1.4. "Employer" shall mean the Company and any other entity which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Code).

     1.5. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.6. "Member" shall mean any individual who meets the eligibility requirements set forth in the Plan, as it may be amended from time to time.

     1.7. "Plan" shall mean Luby's Cafeterias, Inc. Welfare Benefit Plan, as amended from time to time, which shall be set forth in a separate Plan document, but is incorporated herein for all purposes.

     1.8. "Plan Administrator" shall mean the Company, unless another entity or person is appointed by the Company to administer the Plan pursuant to the terms of the Plan.

     1.9. "Trust" or "Trust Fund" shall mean all cash, fixed income investments, money market instruments and other properties actually held by the Trustee pursuant to the provisions of this agreement.

     1.10. "Trustee" shall mean the qualified and acting Trustee under this agreement whether it be one or several individuals or a corporate institution or any successor Trustee appointed by the Board of Directors of the Company in accordance with applicable provisions of this Trust agreement.

     1.11. "Trust Year" shall mean initially the year beginning on the Effective Date and ending August 31, 1996. Thereafter, the Trust Year shall commence on September 1 and end on the following August 31 of the following calendar year. Unless otherwise provided in the Plan, the Plan year shall correspond with the Trust Year.

                                ARTICLE II

                          ESTABLISHMENT OF TRUST

     2.1. A Trust is hereby established by the Company and the Trustee for the sole purpose of creating a fund to provide for the payment of medical, and other related benefits to Members (and their dependents who are eligible to receive benefits under the Plan).

                                ARTICLE III

                           ADOPTION BY EMPLOYERS

     3.1. Any business organization which is a member of the Company's controlled group of corporations or is under common control (as defined in Section 1.4 hereof) and which obtains the consent and approval of the Board of Directors of the Company and which by a resolution of its Board of Directors (or equivalent governing authority) elects to participate herein and make contributions hereto shall be deemed to have adopted the Plan and this Trust agreement and agreed to be bound by all the terms, provisions, conditions and limitations of the Plan and this Trust agreement, a copy of which resolution shall be certified and deposited with the Trustee.

     3.2. Neither the adoption of this Trust agreement by any such Employer nor any act performed by it in relation to this Trust shall ever create a joint venture or partnership relationship between it and any other Employer.

                                ARTICLE IV

                               CONTRIBUTIONS

     4.1. At such time or times and in such manner as shall be determined by the Plan Administrator, each Employer shall contribute in cash to the Trust such sums as it receives from time to time as refunds from any premium stabilization reserves under any Contracts.


                                 ARTICLE V

                        DIVISION OF RESPONSIBILITY

     5.1. The Trustee shall be a fiduciary with respect to the Trust and except as otherwise provided herein shall have the exclusive responsibility for the Trust Fund and all the powers necessary to receive, hold, preserve, manage, invest and reinvest the Trust Fund as provided generally in this Trust agreement and to pay all costs and expenses incident thereto. The Trustee shall be responsible only for such sums actually received by it as Trustee and shall not be responsible for collecting any contributions from any Employer.

     5.2. The Plan Administrator shall be charged with the administration of the Plan and shall decide, subject to the terms of the Plan, all questions pertaining to its administration, interpretation and application. In this regard it is contemplated that the Plan Administrator may delegate portions of its ministerial functions to a third-party administrator provided that any such arrangement shall comply with the applicable provisions of Part 4 of Subtitle B of Title I of ERISA and further provided that the Plan Administrator shall always retain the ultimate control of and the responsibility for the administration of the Plan. The Trustee shall not be responsible for or in any way concerned with the administration of the Plan.

     5.3. Any investment manager employed by the Plan Administrator is hereby expressly given the power to direct the Trustee with respect to the management, investment and reinvestment of the Trust Fund. If at any time and from time to time, any such investment manager, as a co-fiduciary, exercises its power (given under the Plan and this Trust) by written notice to the Trustee, to direct the Trustee in the management, investment and reinvestment of the Trust Fund, the Trustee shall be subject to all proper written directions of such investment manager provided that such direction(s) are made in accordance with the terms of this agreement and ERISA.

                                ARTICLE VI

                  THE POWERS, DUTIES AND RESPONSIBILITIES
                              OF THE TRUSTEE

     6.1. The Trustee is authorized and empowered to invest or reinvest only in fixed income investments in the form of marketable debt issues with remaining maturities of not more than five years. These would include but not be limited to U.S. government and agency obligations, overnight and term repurchase agreements, bankers acceptances, tax exempt instruments issued by states, municipalities or similar agencies, or Euro dollar certificates of deposit. Specifically precluded are investments in letter stock, short sale contracts, investments in foreign companies not traded on principal exchanges, commodities, foreign currencies and/or equity securities. When investing in money market instruments, those instruments should be rated "A-1" (as rated by Standard & Poor's) or "P-1" (as rated by Moody's) as defined by recognized rating services or the equivalent for negotiable certificates of deposit of the thirty largest banks in the United States, as measured by assets. Money market fund investments should be invested in one of the following categories: (i) primarily invested in government securities, (ii) P-1 commercial paper or (iii) negotiable certificates of deposits of the thirty largest banks in the United States.

     Whenever the Trustee receives funds to be invested or determines that assets in the Trust Fund should be sold and the proceeds held for a period of time pending reinvestment or other purpose, such funds may be held uninvested in cash or invested in short term investments such as certificates of deposit with the Trustee, U. S. Treasury bills, savings accounts with the Trustee commercial paper or other similar assets which may be offered by the Trustee and as may be determined by the Trustee in its sole discretion, which assets shall remain a part of the Trust Fund.

     6.2. The Trustee shall have the following powers relating to the receipt, preservation, management, investment and reinvestment of both principal and income of this Trust, as it may be composed from time to time in addition to all of the powers granted the Trustee under common law and the laws of the state of the situs of the Trust and all other applicable statutes:

           (a) To handle, deal with and dispose of the property and estate of the Trust Fund as if it were the simple fee owner of such property and estate;

           (b) To keep any and all property in the name of some other person, partnership or corporation with a power of attorney for transfer attached, or in its name without disclosing its fiduciary capacity;

           (c) To collect the principal and income of the Trust Fund as the same may become due and payable and to give binding receipt therefor;

           (d) To take any action, whether by legal proceeding, compromise, or otherwise, as the Trustee in its sole discretion deems to be in the best interest of the Trust if there is a default in the payment of any principal or income of the Trust at any time; and

           (e) To invest, sell and reinvest the Trust assets in such assets as it shall select within the permitted limits described in
     Section 6.1.

The Trustee shall not be required to take any legal action to collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust itself, with the approval of the Plan Administrator, or by the Employer with respect to any expenses or losses to which it may be subjected by taking such action. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims it has as Trustee of this Trust will become a part of the Trust Fund.

     6.3. The Trustee in discharging its duties with respect to the management, investment and reinvestment of the Trust Fund shall do so solely in the interest of the Members (and their eligible dependents), using the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character; shall diversify the investments of the Trust so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and shall otherwise act in accordance with the provisions of this Trust agreement and ERISA.

     6.4. The Trustee shall have the following powers relating to payments and distributions to be made from the Trust Fund:

           (a) Upon direction of the Plan Administrator, to convey, assign and deliver, upon full termination of the Plan and Trust, to such persons as then shall be entitled thereto under the Plan and Trust, the Trust Fund, or the net cash proceeds of the Trust Fund after conversion of non cash assets into cash;

           (b) To pay out of the Trust Fund the following: amounts due and payable on any advance made by the Trustee or on any loan made by anyone to the Trust Fund, and all taxes of any nature levied, assessed or imposed upon the Trust Fund, reasonable expenses of the Trustee, including counsel fees, and the Trustee's compensation as provided herein;

           (c) To make distributions out of the Trust Fund only to the person or persons as directed by the Plan Administrator or any agent appointed by the Plan Administrator. If such person or persons cannot be found or the correct distributee cannot be ascertained, to hold such payment or deposit same in a bank, including the Trustee, for the credit of said person or persons without liability for interest thereon. If any check or draft in payment of the benefit hereunder, which has been mailed by regular U.S. mail to the last address of the payee furnished the Trustee by the Plan Administrator is returned unclaimed, the Trustee shall notify the Plan Administrator and shall discontinue further payment efforts until it receives instructions from the Plan Administrator. The Trustee shall not be required to make any investigation to determine the whereabouts or mailing address of any such person or persons. The Trustee may make payment of any benefit hereunder by mailing its check or draft for the amount thereof to the person certified to the Trustee by the Plan Administrator as the person to whom such payment is to be made; and

     6.5. All persons dealing with the Trustee are entitled to rely upon the representations of the Trustee as to its authority and are released from any duty to inquire into its authority for taking or omitting any action or to verify that any money paid or other property delivered to the Trustee is used by the Trustee for Trust purposes. Any action of the Trustee under this Trust shall be conclusive evidence of the facts recited in it. All persons shall be fully protected when acting or relying upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by such persons to be genuine, to have been signed by the Trustee, and to be the act of the Trustee.

     6.6. The Trustee may engage and consult with legal counsel of its choice, who may be counsel for any Employer or Trustee's own general counsel, with respect to the meaning or construction of the Plan, this Trust agreement or the Trustee's obligations or duties hereunder.

     6.7. The Trustee shall not be required to give bond or other security for the faithful performance of its duties unless required by law which cannot be waived; and the Trustee shall not be required to make any inventory, return, or report of any kind to any court unless required by law which cannot be waived.

                                ARTICLE VII

                          NOTICES AND DIRECTIONS

     7.1. The Trustee shall not be bound by any certificate, notice, resolution, consent, order, information or other communication unless and until it shall have been received in writing at a location which is mutually agreeable to the parties hereto.

     7.2. The Trustee may accept as evidence of the authority of (i) any persons acting as members of the Plan Administrator or (ii) the proper representative(s) of the investment manager, if one is appointed, a copy of a resolution of the Board of Directors of the Company as certified by the Secretary or an Assistant Secretary together with a specimen signature of the Plan Administrator members and/or the proper representative(s) of the investment manager, if one is appointed, and shall be entitled to recognize them as such and act upon the instructions, directions, consents, and requests of the members of the Plan Administrator and/or the proper representative(s) of any appointed investment manager last certified to it. The Trustee may continue to act in accordance with any such notice until the receipt by it of notice rescinding or superseding such action or resolution.

     7.3. Instructions, directions or notices of the Plan Administrator to the Trustee, certified to by any one or more members thereof shall be accepted as conclusive evidence of the proper issuance and contents thereof.

     7.4. The Trustee, in all matters pertaining to its management, investment and distribution of this Trust, when it acts in good faith, may rely upon any such notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine, to have been signed by a proper representative of the Plan Administrator (or the investment manager, if one is appointed) and to be the act of the Plan Administrator or the investment manager, as the case may be. It shall accept any certificate or other instrument duly signed by a proper representative of the Plan Administrator or any duly appointed investment manager which purports to evidence an instruction, direction, or order of the Plan Administrator, or the investment manager, as the case may be, as conclusive evidence thereof.

     7.5.  Notices or communications from the Trustee to the Plan
Administrator and/or any duly appointed investment manager shall be addressed to such person or persons as shall have been certified to the Trustee by the Plan Administrator and shall be sent to such person or persons at the principal office of the Company unless the Trustee shall have been instructed in writing to send such communications to another address.

                               ARTICLE VIII

                         TRUSTEE'S FEE AND EXPENSE

     8.1. Any corporate Trustee hereunder shall receive fair and reasonable compensation for services rendered in any amount not exceeding the customary and prevailing charges for services of a similar character at the time and at the place such services are performed. No individual Trustee hereunder shall receive compensation for services rendered but, like any corporate Trustee hereunder, shall be reimbursed for expenses properly and actually incurred in the performance of its duties under the Plan and Trust. The Trustee's compensation and the expenses of this Trust shall be paid by the Employer unless an Employer elects to have the Trustee's compensation and the expenses of the Trust paid out of its contribution to the Trust Fund. Each Trust Year each Employer shall bear that portion of such compensation and expense as the amount contributed to the Trust for such year on behalf of Members employed by such Employer bears to the total amount contributed for such year to the Trust on behalf of all Members employed by all participating Employers.

                                ARTICLE IX

                         LIABILITY OF THE TRUSTEE

     9.1. The Trustee shall not be liable to the Trust or to any person having a beneficial interest in the Trust for any losses or decline in value which may be incurred upon any investment of the Trust Fund, or for failure of such Fund to produce any or greater earnings, interest, or profits, so long as the Trustee acts in good faith and in accordance with the responsibilities, obligations and duties placed on it under ERISA.

     9.2. The Trustee shall not be liable for any act or omission by it because of a direction of an investment manager appointed by the Plan Administrator nor for any act or omission of the Plan Administrator, or an investment manager appointed by the Plan Administrator or any other agent appointed by the Plan Administrator except to the extent required by ERISA, and any other applicable state or federal law, which liability cannot be waived. When the Trustee has made any payment out of the Trust Fund in accordance with the directions of the Plan Administrator or any agent appointed by the Plan Administrator, it shall not be responsible for the correctness of the amount of the payment to the recipient, or the method by which it is paid. The Trustee shall also be protected in relying upon any certificate, notice, resolution, consent, order, or other communication purporting to have been signed on behalf of the Plan Administrator or an investment manager appointed by the Plan Administrator which it believes to be genuine, without any obligation on the part of the Trustee to ascertain whether or not the provisions of the Plan are thereby being complied with.

     9.3. The Trustee shall not be liable for any act or omission on its own part except to the extent required by the terms of ERISA, and any other state or federal law applicable, which liability cannot be waived.

     9.4. The Trustee may, in its sole discretion withhold from distribution all or any part of the Fund which the Trustee considers necessary and proper for the payment of taxes under present or future laws, which the Trustee is obligated to pay or withhold.

     9.5. The Trustee shall not be liable for its failure or inability to file any tax return or other report which it is unable to file because of the failure of the Employer, after written demand by the Trustee, to furnish the information necessary for the preparation thereof.

     9.6. If at any time the Trustee is in doubt concerning the course which it should follow in connection with any matter relating to the administration of the Trust, it may request the Plan Administrator to advise it with respect thereto and shall be protected in relying upon any written advice or direction which may be given by the Plan Administrator in response to such request.

     9.7. Further, it is specifically provided that upon direction by the Plan Administrator the Trustee may purchase out of the Trust Funds hereof insurance for the Trustee and for the Trust Fund itself to cover liability and losses occurring by reason of the act or omission of the Trustee provided such insurance permits recourse by the insurer against the Trustee in the case of a breach of fiduciary obligation by it.

                                 ARTICLE X

                        SETTLEMENT OF THE ACCOUNTS
                              OF THE TRUSTEE

     10.1. The Trustee shall keep such records as may be necessary in the conduct of this Trust. The Trustee's books and records of the Trust Fund shall be open to inspection by the Employer and the Plan Administrator at all reasonable times during business hours of the Trustee.

     10.2. All income, profits, recoveries, contributions, refunds, and any and all monies, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund except as otherwise provided herein. Although separate accounts or records may be maintained for operational and accounting purposes, no such account or record shall be considered as segregating or earmarking any specific assets of the Trust Fund from any other assets of the commingled Trust Fund.

     10.3. Within sixty (60) days after the close of each Trust Year and such other times as requested in writing by the Plan Administrator and as of the date of the removal or resignation of the Trustee, the Trustee shall render to the Employer and the Plan Administrator an account and report of the Trust Fund during such Trust Year or covering the period since the previous account and report, whichever is applicable. The report shall reflect the transactions for the period covered and shall reflect the cost of assets and investments, and the fair market value thereof held in the Trust as of the end of the Trust Year or such other date as is applicable. Said report shall be open for inspection for ninety (90) days from date of receipt by the Plan Administrator and Employer and if objections are not filed within that period of time it shall be deemed to have been approved and shall constitute a full and complete discharge and release to the Trustee from the Employer and the Plan Administrator and all persons having or claiming any interest in the Trust Fund.

                                ARTICLE XI

               ACTION RESIGNATION, REMOVAL AND SUBSTITUTION
                                OF TRUSTEE

     11.1. There shall be one (or more) individual(s) who serve(s) as Trustee or one corporate Trustee, as determined from time to time by the Board of Directors of the Company. When more than one individual serves as Trustee, action by the individual trustees shall be determined by the majority of the individual trustees. Such action shall be binding upon all parties at interest. The individuals who collectively act as Trustee may act by vote at a meeting or by writing without a meeting. Any act of the individual or individuals serving as Trustee shall be sufficiently evidenced if certified to by an individual Trustee, and, if there is more than one individual serving as Trustee, one of the individual trustees may be given authority to perform all administrative and ministerial duties. Any individual who serves as Trustee hereunder shall be an employee of an Employer. Each individual Trustee shall serve until a successor Trustee shall be named by the Board of Directors of the Company or until his resignation, death, incapacity or removal, in which event such Board of Directors shall name a successor individual Trustee. An individual Trustee otherwise eligible to participate in the Plan and Trust shall not be excluded on the ground that he is an individual Trustee.

     11.2. The Trustee or any successor Trustee may resign as Trustee hereunder at any time by filing with the Company its written resignation. No such resignation shall take effect until sixty (60) days from the date thereof unless prior thereto a successor Trustee shall have been appointed and accepted.

     11.3. The Trustee or any successor Trustee may be removed by the Company at any time. No such removal shall take effect until sixty (60) days from the date that the notice in writing was delivered to the Trustee unless prior thereto a successor Trustee shall have been appointed and accepted and the Trustee consents to such earlier date.

     11.4. Any vacancy in the office of Trustee created by the resignation or removal of the Trustee shall not terminate the Trust. Upon removal or resignation of the Trustee, the Board of Directors of the Company shall appoint a successor Trustee.

     11.5. The appointment of a successor Trustee hereunder shall be accomplished by the delivery to the resigning or removed Trustee, as the case may be, of an instrument in writing by the Company appointing such successor Trustee, and its acceptance in writing of the appointment as successor Trustee hereunder. Any successor Trustee hereunder shall be one or more individuals who are employees of an Employer or a corporation authorized and empowered to conduct a trust business in the state of the sinus of the Trust. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee.

     11.6. Any successor Trustee, after acknowledging acceptance of this Trust and accepting the Trust assets and the accounting of the retiring Trustee, shall be vested with all the estates, titles, rights, powers, duties, and discretions granted to the retiring Trustee. The retiring Trustee shall execute and deliver all assignments or other instruments as may be necessary or advisable in the discretion of the successor Trustee.

     11.7. Any corporation into which any corporate Trustee or any successor corporate Trustee may be merged or consolidated, or any corporation resulting from any merger or consolidation to which any corporate Trustee or any successor corporate Trustee may be a party, or any corporation to which all or substantially all of the Trust business of any corporate Trustee or any successor corporate Trustee may be transferred, shall be a successor of such Trustee hereunder without the filing of any instrument or the performance of any other act.

                                ARTICLE XII

                         AMENDMENT AND TERMINATION

     12.1. Subject to the provisions of Article II, the Board of Directors of the Company shall have the sole right (i) to amend the Plan and (ii) to amend this Trust with the consent of the Trustee. Any amendment shall be made by a certified copy of a resolution of the Board of Directors of the Company setting forth the nature of the amendment and its effective date and, in the event of an amendment of the Trust, a written consent of the Trustee. In the event of an amendment, each other Employer will be deemed to have consented to and adopted the amendment unless an Employer notifies the Plan Administrator and the Trustee to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection will constitute a withdrawal from the Plan and this Trust by that Employer.

     12.2. The Company shall make such amendments to this Trust as may be necessary to maintain compliance with the various federal and state laws and all such amendments may be made retroactively.

     12.3. An Employer may withdraw from this Trust either by rejecting an amendment to the Plan or this Trust or by giving written notice of its intent to withdraw to the Company, the Plan Administrator and the Trustee. The Plan Administrator will then determine, within sixty (60) days following the receipt of the rejection or notice, the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall forward a copy of the determination to the Trustee. Upon receipt of the determination, the Trustee will immediately segregate those assets attributable to the Members employed by the withdrawing Employer and will transfer those assets to the successor Trustee or Trustees when it receives a designation of such successor from the withdrawing Employer.

     The determination of the Plan Administrator, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer will be final and binding upon all parties at interest; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and the successor Trustee or Trustees.

     12.4. Any Employer may terminate this Trust with respect to itself by executing and delivering to the Trustee a notice of termination which specifies the date on which the Plan and Trust shall terminate. Likewise, this Trust will automatically terminate with respect to any Employer upon the adjudication of that Employer as a bankrupt, the general assignment by that Employer to or for the benefit of its creditors, or the dissolution of that Employer without a successor. Upon the termination of this Trust by any Employer, the Trustee shall thereupon use and apply the Trust Fund for the payment of all obligations of the Trust which are incurred on behalf of the terminating Employer. Except as otherwise provided herein, remaining funds shall be used and applied by the Trustee, as directed by the Plan Administrator, to provide additional benefits of the kind and type described in Article II hereof to the Members then participating hereunder or for such other similar or related purposes.

     The termination of this Trust as to any one or more Employers will not constitute a termination of this Trust with respect to the other remaining Employers.

     12.5. This Trust will not automatically terminate with respect to an Employer in the event it consolidates, merges, and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates or dissolves if there is a successor corporation which is a member of the Company's controlled group of corporations, or under common control (as set forth in Section 1.4 herein). Instead, such resulting successor corporation may continue this Trust by adopting a resolution providing for the continuance of the Trust simultaneous with or within one year after such consolidation, merger, sale, reorganization, liquidation or dissolution. If, after the one year period such successor corporation has not adopted this Trust, this Trust will then automatically terminate with respect to such successor corporation on the first day next following the one year period and the Trust will be handled as provided above in Section 12.4.

                               ARTICLE XIII

                               MISCELLANEOUS

     13.1. The adoption and maintenance of this Trust shall not be deemed to be a contract between any Employer and its employees which gives any employee the right to be retained in the employment of any Employer; to interfere with the rights of any Employer to discharge any employee at any time; or to interfere with the employee's right to terminate his employment at any time.

     13.2. No benefit payable or to become payable from this Trust will be subject: to anticipation or assignment by any Member or other person entitled to receive benefits under the Plan and Trust; to attachment by, interference with, or control of any creditor of a Member or other person entitled to receive benefits under the Plan and Trust; or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member prior to its actual receipt by such Member. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of trust assets or the termination of this Trust Fund, itself. And, the Trustee will never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or other person entitled to receive benefits under the Plan and Trust of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or other person entitled to receive benefits under the Plan and Trust for any cause whatsoever.

     13.3. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and the neuter; and words used in the singular shall include the plural.

     13.4. The provisions of this Trust shall be construed, according to the laws of the State of Texas. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to any such action or proceeding are the Trustee and the Employer concerned; however, any other person or persons may be included as parties defendant at the election of the Trustee and the Employer.

     13.5. Each provision of this Trust is severable and if any provision is found to be void or against public policy, it shall not affect the validity of any other provision hereof.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust agreement to be executed this 18th day of July, 1996.


                              Luby's Cafeterias, Inc.


                              By:    JOHN E. CURTIS, JR.
                                     ________________________________________

                              Title: President
                                     ______________________________________


ATTEST:

SUSAN L. BEGGS
_____________________________________________________


Title:  Assistant Secretary
        ______________________________________________

                              JOHN E. CURTIS, JR.
                              _______________________________________________
                              John E. Curtis, Jr.

                                                                      TRUSTEE